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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-199429 on Form S-4 of CME Group Inc. of our report dated March 13, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in GFI Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the incorporation by reference of our report dated March 13, 2014 relating to the financial statement schedule, which appears on Amendment No. 1 to such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 5, 2014

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  Exhibit 23.2